UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 11, 2023

Cutera, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3240 Bayshore Blvd.

Brisbane, California 94005

(Address of principal executive offices) (Zip Code)

(415) 657-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	CUTR	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of J. Daniel Plants as Executive Chairman; Removal as Chair of the Board

On April 11, 2023, the board of directors (the “Board”) of Cutera, Inc. (the “Company”) terminated J. Daniel Plants as Executive Chairman of the Company (the “Executive Chairman”), effective immediately. Mr. Plants was also removed as Chair of the Board effective immediately. Mr. Plants continues to serve as a member of the Board. The Board determined Mr. Plants’ termination of employment as Executive Chairman to be “with cause” within the meaning of his employment agreement and change-in-control and severance agreement.

Termination of David H. Mowry as Chief Executive Officer

On April 11, 2023, the Board terminated David H. Mowry as Chief Executive Officer of the Company effective immediately. Mr. Mowry continues to serve as a member of the Board. The Board determined Mr. Mowry’s termination of employment to be “with cause” within the meaning of his employment agreement and change-in-control and severance agreement.

Appointment of Sheila A. Hopkins as Interim Chief Executive Officer

On April 11, 2023, the Board appointed Sheila A. Hopkins as Interim Chief Executive Officer (“CEO”), effective immediately. Ms. Hopkins will remain a member of the Board and continue to serve in this capacity.

Ms. Hopkins, age 67, has served as a member of the Board since May 2021. Ms. Hopkins currently serves as a director for Prestige Consumer Healthcare, a role she has held since 2015, where she also serves on the Audit, Nominating & Corporate Governance and Compensation and Talent Management Committees. Prior to 2015, Ms. Hopkins served as EVP and President, Global Vision Care for Bausch + Lomb, a healthcare company, from 2011 until her retirement in 2013. Prior to that, Ms. Hopkins spent 14 years at Colgate-Palmolive, a consumer products company, where she held several senior management positions including Vice President and General Manager, Personal Care, and Vice President, Global Business Development from 1997 to 2011. Ms. Hopkins previously served on the board of directors of Warnaco Inc., a leading apparel company, from 2003 to 2013, and on the board of directors of the Consumer Healthcare Products. Ms. Hopkins has also held senior marketing and sales positions at Procter & Gamble and Tambrands.

There are no family relationships between Ms. Hopkins and any director or executive officer of the Company, and she has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Hopkins’ compensation as Interim Chief Executive Officer will be determined at a later time.

Appointment of Janet D. Widmann as Chair of the Board

On April 11, 2023, the Board appointed Janet D. Widmann as Chair of the Board, effective immediately. Ms. Widmann has served as a member of the Board since December 2021.

Ms. Widmann, age 56, is a member of the Board of Directors for Avista Corporation, a role she has held since 2014, and Acorn Health, a role she has held since 2021, and has been an advisor to Vida Health since 2015. She served as President and CEO of Kids Care Dental and Orthodontics from 2016 to 2021. Prior to that, she was at Blue Shield of California from 2003 to 2015 where she held numerous roles, including Executive Vice President and Chief Executive. Ms. Widmann previously served on the Board of Directors of Versant Health, from 2016 to 2020 and the Bay Area Business Council, from 2013 to 2015, and on the California Health Professions Education Foundation Board of Trustees as a Governor Appointee from 2016 to 2019. She was also the Chief Operations Officer of Health Net’s dental and vision subsidiaries. Ms. Widmann has been recognized as one of the Most Influential Corporate Board Directors by WomenInc.

Item 7.01	Regulation FD Disclosure.

On April 12, 2023, the Company issued a press release discussing the matters set forth in Item 5.02 of this Current Report on Form 8-K and announcing that, in connection with those matters, the Company withdrew its full-year 2023 outlook.

A copy of the Company’s press release is attached hereto as Exhibit 99.1. This information in Item 7.01 of this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and pursuant to General Instruction B.2 of Form 8-K, will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated April 12, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUTERA, INC.
Date: April 12, 2023

	By:	/s/ Vikram Varma
Vikram Varma Senior Vice President, General Counsel and Compliance Officer

Exhibit 99.1

Cutera, Inc. Announces Executive Leadership and Governance Changes

Independent Board Member Sheila A. Hopkins Appointed Interim CEO;

Search for Permanent CEO Underway

Janet D. Widmann Appointed Independent Chair

Executive Chairman Daniel Plants and CEO David Mowry Terminated for Cause

Withdraws 2023 Outlook

BRISBANE, Calif. – April 12, 2023 – CUTERA, INC. (the “Company”) (Nasdaq: CUTR), a leading provider of aesthetic and dermatology solutions, today announced significant changes to the Company’s executive leadership to focus on improving performance and results. The Board of Directors (the “Board”) has appointed Sheila A. Hopkins as Interim Chief Executive Officer (“CEO”) and Janet D. Widmann as Independent Chair of the Board, effective immediately. The Board’s search for a permanent CEO is underway.

Ms. Hopkins has served as a member of Cutera’s Board of Directors since May 2021 and currently serves as a director for Prestige Consumer Healthcare. Ms. Hopkins previously served as President, Global Vision Care and Executive Vice President of Bausch + Lomb. She has also held other executive leadership roles at other multinational organizations, including Colgate-Palmolive, Procter & Gamble and Tambrands. Ms. Hopkins is a world-class leader with the proven ability to launch breakthrough innovations and build global brands among customers. In her role as Cutera’s Interim CEO, Ms. Hopkins will be focused on leading the execution of the Company’s AviClear strategy and pursuing additional growth opportunities across Cutera’s global footprint.

Ms. Widmann has served as a member of Cutera’s Board of Directors since December 2021. She is a member of the Board of Directors of Avista Corporation and Acorn Health, and has been an advisor to Vida Health. She previously served as President and CEO of Kids Care Dental and Orthodontics and held numerous leadership roles, including Executive Vice President and Chief Executive, at Blue Shield of California. Ms. Widmann has been recognized as one of the Most Influential Corporate Board Directors by WomenInc. As a seasoned leader with more than 10 years of experience serving on corporate, private and not-for-profit boards and more than 25 years of experience driving growth within the healthcare industry, she is well-positioned to oversee the execution of Cutera’s strategy to drive the business forward.

The appointments of Ms. Hopkins and Ms. Widmann follow the immediate terminations of Daniel Plants as Executive Chairman and David Mowry as CEO, for cause. The Board’s decision to terminate Mr. Plants and Mr. Mowry was made following joint and unanimous recommendations from a special committee comprising all members of the Board’s Governance and Corporate Responsibility Committee and the majority of the members of the Board of Directors.

In November 2022, the Board’s independent directors began exploring a CEO transition. Mr. Plants strongly recommended the immediate termination of Mr. Mowry and indicated that he wanted to succeed him as the Company’s next CEO. This followed a previous attempt by Mr. Plants to gain the CEO role in February 2021 by recommending removing Mr. Mowry. After serious consideration, the Board instead decided to seek an external CEO candidate with the assistance of an executive search firm.

Following that decision, in an apparent campaign to seize control of the Company, Mr. Mowry and Mr. Plants issued a press release in which they disclosed – and blatantly mischaracterized in a defamatory manner – highly confidential internal deliberations of the Board in direct violation of their employment agreements and their fiduciary duties as directors and officers under Delaware law.

Ms. Widmann, newly elected Chair of the Board, stated, “The Board’s decision to terminate Mr. Mowry and Mr. Plants is consistent with our commitment to taking actions that we believe are in the best interests of the Company and Cutera stockholders. Looking ahead, we remain focused on leading with clinical results, supporting practice expansion, placing the customer at the center of our partnership approach and delivering improved patient outcomes. Sheila is a proven leader, and on behalf of the Board, we are confident that she is the right person to lead Cutera during this transitional period and thank her for stepping into the role of Interim CEO as the Board conducts its search.”

“My primary focus as Interim CEO is to ensure we continue moving full speed ahead with respect to the AviClear strategy in order to realize the value inherent in this groundbreaking innovation, while also maintaining laser focus on our core business,” added Ms. Hopkins. “I look forward to working closely with the management team and facilitating a seamless transition of leadership today and as we bring on permanent leadership.”

The Board will make a formal recommendation regarding the special meeting demands of Mr. Plants and Mr. Mowry in due course. Stockholders are not required to take any action at this time.

Withdraws 2023 Outlook

In connection with the actions taken today, the Company announced that it is withdrawing its full-year 2023 outlook.

About Sheila A. Hopkins

Sheila A. Hopkins has served as a member of our Board of Directors since May 2021. Ms. Hopkins currently serves as a director for Prestige Consumer Healthcare, where she also serves on the Audit, Nominating & Corporate Governance and Compensation and Talent Management Committees. Among her executive leadership roles, Ms. Hopkins served as EVP and President, Global Vision Care for Bausch + Lomb. Prior to that, she held executive positions at Colgate-Palmolive, Procter & Gamble and Tambrands.

About Janet D. Widmann

Janet D. Widmann has served as a member of our Board of Directors since December 2021. Ms. Widmann is a member of the Board of Directors for Avista Corporation, a role she has held since 2014, and Acorn Health, a role she has held since 2021, and has been an advisor to Vida Health since 2015. She served as President and CEO of Kids Care Dental and Orthodontics from 2016 to 2021. Prior to that, she was at Blue Shield of California from 2003 to 2015 where she held numerous roles, including Executive Vice President and Chief Executive. Ms. Widmann previously served on the Board of Directors of Versant Health, from 2016 to 2020 and the Bay Area Business Council, from 2013 to 2015, and on the California Health Professions Education Foundation Board of Trustees as a Governor Appointee from 2016 to 2019. She was also the Chief Operations Officer of Health Net’s dental and vision subsidiaries. Ms. Widmann has been recognized as one of the Most Influential Corporate Board Directors by WomenInc.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of aesthetic and dermatology solutions for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that harness the power of science and nature to enable medical practitioners to offer safe and effective treatments to their patients. For more information, call +1-415-657-5500 or 1-888-4CUTERA or visit www.cutera.com.

Additional Information and Where to Find It

If the Company determines to hold a special meeting of stockholders, the Company will file a proxy statement on Schedule 14A, an accompanying white proxy card and other relevant documents with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s stockholders for such meeting. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), IF ANY, AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of any definitive proxy statement of the Company, an accompanying white proxy card, any amendments or supplements thereto and other documents filed by the Company with the SEC if and when they become available at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” subsection of the Company’s Investor Relations website at http://ir.cutera.com or by contacting the Company’s Investor Relations Department at IR@cutera.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation

If the Company determines to hold a special meeting of stockholders, the Company, its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders in connection with matters to be considered at such special meeting of stockholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers is included in the Company’s Proxy Statement on Schedule 14A for its 2022 annual meeting of stockholders, filed with the SEC on May 2, 2022, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 7, 2023 and in the Company’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the definitive proxy statement for the Company’s special meeting of stockholders and other relevant documents to be filed with the SEC, if and when they become available.

Forward Looking Statements

Statements contained in this press release which are not historical facts, such as those relating to future events, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Cutera undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Investors should consult further disclosures and risk factors included in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-8 and other documents filed from time to time with the SEC by Cutera.

Greg Barker

VP, Corporate FP&A

415-657-5500

IR@cutera.com

Nick Lamplough / Rachel Goldman

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449